                                                                       EXHIBIT B








                               PURCHASE AGREEMENT




                                  BY AND AMONG

                                  LUBY'S, INC.,

                                HARRIS J. PAPPAS

                                       AND

                              CHRISTOPHER J. PAPPAS




                                  MARCH 9, 2001

                                TABLE OF CONTENTS

ARTICLE I.
         DEFINITIONS............................................................................................-1-
         SECTION 1.1           DEFINITIONS......................................................................-1-
         SECTION 1.2           REFERENCES AND TITLES............................................................-8-

ARTICLE II.
         PURCHASE OF THE NOTES..................................................................................-8-
         SECTION 2.1           PURCHASE OF THE NOTES............................................................-8-

ARTICLE III.
         REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................................................-9-
         SECTION 3.1           ORGANIZATION, STANDING AND CORPORATE POWER.......................................-9-
         SECTION 3.2           SUBSIDIARIES.....................................................................-9-
         SECTION 3.3           CAPITAL STRUCTURE...............................................................-10-
         SECTION 3.4           AUTHORITY; NO VIOLATIONS; APPROVALS.............................................-10-
         SECTION 3.5           SEC DOCUMENTS...................................................................-12-
         SECTION 3.6           ABSENCE OF CERTAIN CHANGES OR EVENTS............................................-12-
         SECTION 3.7           NO DEFAULT......................................................................-12-
         SECTION 3.8           COMPLIANCE WITH APPLICABLE LAWS.................................................-13-
         SECTION 3.9           LITIGATION......................................................................-13-
         SECTION 3.10          STATUS OF NOTES.................................................................-13-
         SECTION 3.11          TAX RETURNS AND TAX PAYMENTS....................................................-13-
         SECTION 3.12          EMPLOYEE BENEFIT PLANS..........................................................-14-
         SECTION 3.13          LABOR MATTERS...................................................................-15-
         SECTION 3.14          INTANGIBLE PROPERTY.............................................................-15-
         SECTION 3.15          INSURANCE.......................................................................-16-
         SECTION 3.16          NO BROKERS OR FINDERS...........................................................-16-
         SECTION 3.17          AMENDMENT TO RIGHTS AGREEMENT; BOARD APPROVAL...................................-16-

ARTICLE IV.
         REPRESENTATIONS AND WARRANTIES OF PURCHASERS..........................................................-16-
         SECTION 4.1           AUTHORITY; APPROVALS............................................................-16-
         SECTION 4.2           EXEMPT OFFERING.................................................................-17-
         SECTION 4.3           DISCLOSURE OF INFORMATION.......................................................-17-
         SECTION 4.4           INVESTMENT INTENT...............................................................-17-
         SECTION 4.5           TRANSFER RESTRICTIONS...........................................................-17-
         SECTION 4.6           PURCHASER STATUS................................................................-18-
         SECTION 4.7           NO BROKERS OR FINDERS...........................................................-18-
         SECTION 4.8           OWNERSHIP OF SHARES.............................................................-19-
         SECTION 4.9           FINANCING.......................................................................-19-

ARTICLE V.
         COVENANTS.............................................................................................-19-
         SECTION 5.1           CORPORATE OPPORTUNITIES.........................................................-19-
         SECTION 5.2           APPROVALS.......................................................................-19-
         SECTION 5.3           BOARD OF DIRECTORS..............................................................-19-
         SECTION 5.4           STANDSTILL......................................................................-20-
         SECTION 5.5           USE OF PROCEEDS.................................................................-20-

ARTICLE VI.
         CLOSING...............................................................................................-20-
         SECTION 6.1           CLOSING.........................................................................-20-
         SECTION 6.2           ACTIONS TO OCCUR................................................................-20-
         SECTION 6.3           CONDITION TO CLOSING............................................................-21-

ARTICLE VII.
         MISCELLANEOUS.........................................................................................-22-
         SECTION 7.1           SURVIVAL OF PROVISIONS..........................................................-22-
         SECTION 7.2           NO WAIVER; MODIFICATION IN WRITING..............................................-22-
         SECTION 7.3           SPECIFIC PERFORMANCE............................................................-22-
         SECTION 7.4           SEVERABILITY....................................................................-23-
         SECTION 7.5           PARTIES IN INTEREST.............................................................-23-
         SECTION 7.6           NOTICES.........................................................................-23-
         SECTION 7.7           COUNTERPARTS....................................................................-24-
         SECTION 7.8           ENTIRE AGREEMENT................................................................-24-
         SECTION 7.9           GOVERNING LAW...................................................................-24-
         SECTION 7.10          PUBLIC ANNOUNCEMENTS............................................................-24-
         SECTION 7.11          HEADINGS........................................................................-25-

                                      INDEX

13d Group ......................................................................................................-7-
Administrative Lender ..........................................................................................-1-
Agreement ......................................................................................................-1-
Approval .......................................................................................................-1-
Associate ......................................................................................................-1-
Beneficial Ownership ...........................................................................................-1-
Benefit Plans ............................................................................................-2-, -14-
blue sky ......................................................................................................-11-
Board ..........................................................................................................-2-
Business Combination ...........................................................................................-2-
Business Day ...................................................................................................-2-
Bylaws .........................................................................................................-2-
Capital Stock ..................................................................................................-2-
Certificate of Incorporation....................................................................................-2-
Closing ..................................................................................................-2-, -20-
Closing Date .............................................................................................-2-, -20-
Code ...........................................................................................................-2-
Common Stock ...................................................................................................-2-
Common Stock Equivalents........................................................................................-2-
Company ...................................................................................................-1-, -2-
Company Disclosure Schedule................................................................................-3-, -9-
Company Options ..........................................................................................-3-, -10-
Company SEC Documents ....................................................................................-3-, -12-
Confidential Information........................................................................................-3-
Continuing Directors ..........................................................................................-10-
Contracts ......................................................................................................-3-
control ........................................................................................................-1-
Credit Agreement ...............................................................................................-3-
Debt ...........................................................................................................-3-
Employment Agreements ..........................................................................................-3-
ERISA ....................................................................................................-3-, -14-
Exchange Act ...................................................................................................-3-
GAAP .....................................................................................................-3-, -12-
Governmental Entity ............................................................................................-3-
Intangible Property ......................................................................................-3-, -15-
Knowledge ......................................................................................................-3-
Law ............................................................................................................-4-
Lien ...........................................................................................................-4-
Litigation ...............................................................................................-4-, -13-
Market Price ...................................................................................................-4-
Material Adverse Change.........................................................................................-4-
Material Adverse Effect.........................................................................................-4-

Material Subsidiary ............................................................................................-4-
Maximum Percentage Ownership....................................................................................-5-
New Securities .................................................................................................-5-
Notes ..........................................................................................................-5-
Options ........................................................................................................-5-
Order ..........................................................................................................-5-
Permitted Liens ................................................................................................-5-
Person .........................................................................................................-6-
Purchase Price ............................................................................................-7-, -9-
Purchasers ................................................................................................-1-, -7-
Registration Rights Agreement...................................................................................-7-
Representatives ................................................................................................-7-
Rights Agreement .........................................................................................-7-, -16-
Rights Agreement Amendment................................................................................-7-, -16-
Rule 144 .......................................................................................................-7-
SEC ............................................................................................................-7-
SECURITIES ....................................................................................................-18-
Securities Act ...........................................................................................-7-, -18-
Stock Plans ....................................................................................................-7-
Subsidiary .....................................................................................................-7-
Tax ......................................................................................................-7-, -14-
Tax Return .....................................................................................................-7-
Tax Returns ...................................................................................................-13-
Taxes ..........................................................................................................-7-
Transaction Documents ..........................................................................................-7-
Transfer ...........................................................................................-7-, -17-, -18-
Underlying Shares ..............................................................................................-7-
Voting Stock ...................................................................................................-8-

                               PURCHASE AGREEMENT

         PURCHASE AGREEMENT, dated as of March 9, 2001, by and among Luby's, Inc., a Delaware corporation (together with its subsidiaries, the "Company"), and Harris J. Pappas and Christopher J. Pappas, individuals residing in Houston, Texas (together, the "Purchasers").

         In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I.
                                   DEFINITIONS

         SECTION 1.1 DEFINITIONS. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

                  "ADMINISTRATIVE LENDER" has the meaning ascribed to such term in the Credit Agreement.

                  "AFFILIATE" means, with respect to any Person, any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person. For purposes of this definition and this Agreement, the term "control" (and correlative terms "controlling," "controlled by" and "under common control with") means possession of the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person.

                  "AGREEMENT" means this Purchase Agreement, as the same may be amended, supplemented or modified from time to time in accordance with the terms hereof.

                  "APPROVAL" means any approval, authorization, grant of authority, consent, order, qualification, permit, license, variance, exemption, franchise, concession, certificate, filing or registration or any waiver of the foregoing, or any notice, statement or other communication required to be filed with, delivered to or obtained from any Governmental Entity or any other Person.

                  "ASSOCIATE" has the meaning ascribed to such term in Rule 12b-2 under the Exchange Act.

                  "BENEFICIALLY OWN" or "BENEFICIAL OWNERSHIP" is defined in Rules 13d-3 and 13d-5 of the Exchange Act, but without taking into account any contractual restrictions or limitations on voting or other rights; provided that at all times after the date hereof and prior to the sale, payment, or conversion of the Notes, Purchasers shall be deemed to be the beneficial owner of the Underlying Shares related to the Notes and at all times after the date hereof and prior to the exercise or forfeiture of the Options, Purchasers shall be deemed to be the beneficial owner of the Underlying Shares related to the Options.

                  "BENEFIT PLANS" has the meaning set forth in Section 3.12.

                  "BOARD" means the Board of Directors of the Company.

                  "BUSINESS COMBINATION" means (i) any consolidation, merger, share exchange or similar business combination transaction involving the Company with any Person or (ii) the sale, assignment, conveyance, transfer, lease or other disposition by the Company of all or substantially all of its assets.

                  "BUSINESS DAY" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in San Antonio, Texas or New York City, New York generally are authorized or required by law or other government actions to close.

                  "BYLAWS" mean the Company's bylaws, as amended from time to time.

                  "CAPITAL STOCK" means (i) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (ii) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.

                  "CERTIFICATE OF INCORPORATION" means the Company's Certificate of Incorporation, as amended from time to time.

                  "CLOSING" has the meaning set forth in Section 6.1.

                  "CLOSING DATE" has the meaning set forth in Section 6.1.

                  "CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder as in effect on the date hereof.

                  "COMMON STOCK" means the Company's common stock, par value $.32 per share, and any Capital Stock for or into which such Common Stock hereafter is exchanged, converted, reclassified or recapitalized by the Company or pursuant to an agreement or Business Combination to which the Company is a party.

                  "COMMON STOCK EQUIVALENTS" means (without duplication with any other Common Stock or common stock, as the case may be, or Common Stock Equivalents) rights, warrants, options, convertible securities, or exchangeable securities, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock or common stock, as the case may be, whether at the time of issuance or upon the passage of time or the occurrence of some future event, including the Notes and the Options.

                  "COMPANY" has the meaning set forth in the introductory paragraph hereof.

                  "COMPANY DISCLOSURE SCHEDULE" has the meaning set forth in
         Article III.

                  "COMPANY OPTIONS" has the meaning set forth in Section 3.3(b).

                  "COMPANY SEC DOCUMENTS" has the meaning set forth in Section 3.5.

                  "CONFIDENTIAL INFORMATION" means all information about the Company furnished to the Purchasers or any of their Representatives by the Company or any of its Representatives, but shall exclude information that (i) is in the possession of the Purchasers or their Representatives prior to receipt from the Company, (ii) is or becomes available in the public domain, other than as a result of an unauthorized disclosure by Purchasers or its Representatives, or (iii) is not acquired from the Company or any other person known by the Purchasers or its Representatives to be subject to a confidentiality agreement with the Company.

                  "CONTRACTS" means all agreements, contracts, or other binding commitments, arrangements or plans, written or oral (including any amendments and other modifications thereto), to which the Company or any of its Subsidiaries is a party or is otherwise bound.

                  "CREDIT AGREEMENT" means, that certain Credit Agreement, dated as of February 7, 1996 among the Company, as borrower, NationsBank of Texas, N.A., as administrative lender, and the lenders signatory thereto, as the same has been, or may be, from time to time be amended or supplemented.

                  "DEBT" has the meaning set forth in the Credit Agreement.

                  "EMPLOYMENT AGREEMENTS" means the employment agreements between the Company and each of Harris J. Pappas and Christopher J. Pappas dated the date hereof.

                  "ERISA" has the meaning set forth in Section 3.12.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

                  "GAAP" has the meaning set forth in Section 3.5(b).

                  "GOVERNMENTAL ENTITY" means any agency, bureau, commission, court, authority, department, official, political subdivision, tribunal or other instrumentality of any government, whether (i) regulatory, administrative or otherwise, (ii) federal, state or local, or (iii) domestic or foreign.

                  "INTANGIBLE PROPERTY" has the meaning set forth in Section
         3.14.

                  "KNOWLEDGE" of any Person means the actual knowledge of such Person's executive and financial officers and directors, in each case after reasonable inquiry of such other officers of such Person with direct responsibility for the Person's business relating to such knowledge.

                  "LAW" means any constitutional provision, statute or other law, ordinance, rule, regulation or interpretation of any thereof and any Order of any Governmental Entity (including environmental laws) now in effect.

                  "LIEN" means any mortgage, lien, pledge, encumbrance, easement, charge or security interest of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

                  "LITIGATION" has the meaning set forth in Section 3.9.

                  "MARKET PRICE" means, with respect to a particular security on any given day, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and asked prices regular way, in either case on the principal national securities exchange on which the applicable securities are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, (i) the closing sale price for such day reported by the NASDAQ Stock Market, if such security is traded over-the-counter and quoted on the NASDAQ Stock Market, or (ii) if such security is so traded, but not so quoted, the average of the closing reported bid and asked prices of such security as reported by the NASDAQ Stock Market or any comparable system, or
         (iii) if such security is not listed on the NASDAQ Stock Market or any comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of such security shall be deemed to be the fair value per share of such security as reasonably determined in good faith by the Board of Directors of the Company.

                  "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" means any effect, change, event or occurrence that is materially adverse to the business, operations, properties, condition (financial or otherwise), results of operations, assets or liabilities of the Company and its Subsidiaries taken as a whole, but excluding any such effect, change, event or occurrence resulting from (i) changes in general economic conditions or (ii) effects, changes, events or occurrences in the Company's industry generally (including without limitation any regulatory changes), in each case which do not have a materially disproportionate effect on the business, operations or properties of the Company or its Subsidiaries as compared to general economic conditions or the Company's industry as a whole, respectively.

                  "MATERIAL SUBSIDIARY" means any Subsidiary that, together with all Subsidiaries of such Subsidiary, (i) for the most recent fiscal year of the Company accounted for more than 10% of the consolidated revenues of the Company and its Subsidiaries or (ii) at the end of such fiscal year, was the owner (beneficial or otherwise) of more than 10% of the consolidated assets of the Company and its Subsidiaries all as shown on the consolidating and consolidated financial statements of the Company and its Subsidiaries.

                  "MAXIMUM PERCENTAGE OWNERSHIP" means (i) prior to March 15, 2002, 25%, and (ii) on or after March 15, 2002, 28%.

                  "NEW SECURITIES" means any shares of Capital Stock or other equity securities (within the meaning of Rule 16a-1(d) promulgated under the Exchange Act), including debt that is convertible or exchangeable for Capital Stock and any warrants or other rights to purchase Capital Stock sold for cash, other than securities marketed to at least 25 investors, sold in an underwritten private offering and available for resale pursuant to Rule 144A or Regulation S promulgated under the Securities Act, and securities sold in an underwritten offering pursuant to a registration statement effective under the Securities Act.

                  "NOTES" means those certain Convertible Subordinated Promissory Notes in substantially the form of EXHIBIT "A" hereto up to an aggregate principal amount of $10,000,000, purchased by Purchasers, issued in accordance with the terms of this Agreement, pursuant to which the Company is the borrower and the Purchasers are the Holders, and each, individually, a "Note".

                  "OPTIONS" means those two (2) certain Stock Options dated March 9, 2001 issued to the Purchasers, each for the purchase of 1,120,000 shares of Common Stock.

                  "ORDER" means any decree, injunction, judgment, settlement, order, ruling, assessment or writ of a court.

                  "PERMITTED LIENS" means:

                           (a) Liens upon any property presently owned or
                  hereafter acquired, created at the time of acquisition to secure a portion of the purchase price thereof, or existing thereon at the date of acquisition, whether or not assumed by the Company or one of its Material Subsidiaries, provided that every such Lien shall apply only to the property so acquired and fixed improvements thereon;

                           (b) any extension, renewal, or refunding of any Lien
                  permitted by the Credit Agreement, if limited to the same property subject to, and securing not more than the amount secured by, the Lien extended, renewed or refunded;

                           (c) the pledge of current assets in the ordinary
                  course of business, to secure current liabilities;

                           (d) mechanics' or materialmen's liens, good faith
                  deposits in connection with tenders, leases of real estate, bids or contracts (other than contracts for the payment of money) deposits to secure public or statutory obligations, deposits to secure, or in lieu of, surety, stay or appeal bonds, and deposits as security for the payment of taxes or assessments or similar charges, Liens given in connection with bid or completion bonds; provided that such obligations secured are not yet due or are being contested in good faith by appropriate action and against which an adequate reserve has been established.

                           (e) any Lien arising by reason of deposits with, or
                  the giving of any form of security to, any Governmental Entity created or approved by Law for any purposes at any time as required by Law as a condition to the transaction of any business or the exercise of any privilege or license, or to enable the company or a Subsidiary to maintain self-insurance or to participate in any funds established to cover any insurance risks or in connection with workmen's compensation, unemployment insurance, old age pensions or other social security, or to share in the privileges or benefits required for companies participating in such arrangements; provided that such obligations secured are not yet due or are being contested in good faith by appropriate action and against which an adequate reserve has been established;

                           (f) the pledge or assignment of accounts receivable,
                  to banks or others made in the ordinary course of business (including to or by a Subsidiary which is principally engaged in the business of financing the business of the Company and its Subsidiaries);

                           (g) the Liens of taxes or assessments for the then
                  current year or not at the time due, or the Liens of Taxes already due but the validity of which is being contested in good faith by appropriate action and against which an adequate reserve has been established;

                           (h) any judgment or Lien against the Company or a
                  Material Subsidiary, so long as the finality of such judgment is being contested in good faith by appropriate action and the execution thereon is stayed;

                           (i) assessments or similar encumbrances, the
                  existence of which does not impair the value or the use of the property subject thereto for the purposes for which it was acquired;

                           (j) landlords' liens on fixtures and movable property
                  located on premises leased by the Company or a Material Subsidiary in the ordinary course of business so long as the rent secured thereby is not in default;

                           (k) Liens on the assets of any limited liability
                  company organized under a limited liability company act of any state in which a limited liability company is treated as a partnership for federal income tax purposes; provided that neither the Company nor any Material Subsidiary is liable for the debt of such limited liability company; and

                           (l) other Liens on any properties of the Company or
                  any Subsidiary with an aggregate value not exceeding 1% of the book value of the total assets of the Company on a consolidated basis.

                  "PERSON" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

                  "PURCHASE PRICE" has the meaning set forth in Section 2.1(b).

                  "PURCHASERS" has the meaning set forth in the introductory paragraph hereto.

                  "REGISTRATION RIGHTS AGREEMENT" means the registration rights agreement between the Company and Purchasers dated the date hereof.

                  "REPRESENTATIVES" of any Person means the officers, directors, employees, agents and other representatives of such Person.

                  "RIGHTS AGREEMENT" has the meaning set forth in Section 3.17.

                  "RIGHTS AGREEMENT AMENDMENT" has the meaning set forth in
         Section 3.17.

                  "RULE 144" means Rule 144 under the Securities Act and any successor rule thereto.

                  "SEC" means the Securities and Exchange Commission.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

                  "STOCK PLANS" means the Company's stock option, stock incentive or other similar plans.

                  "SUBSIDIARY" means (i) a corporation, a majority of whose stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by the Company, by a Subsidiary of the Company or by the Company and another Subsidiary, or (ii) any other Person (other than a corporation) in which the Company, a Subsidiary or the Company and a Subsidiary, directly or indirectly, at the date of determination thereof has at least a majority ownership interest.

                  "TAX" or "TAXES" has the meaning set forth in Section 3.11.

                  "TAX RETURN" has the meaning set forth in Section 3.11.

                  "13D GROUP" means a group within the meaning of Section 13(d)(3) of the Exchange Act.

                  "TRANSACTION DOCUMENTS" means this Agreement, the Notes, the Registration Rights Agreement, and Employment Agreements and the Options.

                  "TRANSFER" has the meaning set forth in Section 4.5.

                  "UNDERLYING SHARES" means the shares of Common Stock (i) issuable upon conversion of the Notes in accordance with the terms thereof, (ii) paid as interest on the Notes in accordance with the terms of the Notes and (iii) issued upon exercise of the Options.

                  "VOTING STOCK" of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to vote in the election of the board of directors, managers or trustees of such Person; provided that if such Person has more than one class or series of Voting Stock, any calculation as to a percentage of such Voting Stock shall be made with respect to the percentage of votes entitled to be cast in respect of such Voting Stock in such circumstances.

         SECTION 1.2 REFERENCES AND TITLES. All references in this Agreement to Exhibits, Schedules, Articles, Sections, subsections, and other subdivisions refer to the corresponding Exhibits, Schedules, Articles, Sections, subsections, and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections, subsections, or other subdivisions of this Agreement are for convenience only, do not constitute any part of such Articles, Sections, subsections or other subdivisions, and shall be disregarded in construing the language contained therein. The words "this Agreement," "herein," "hereby," "hereunder," and "hereof," and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words "this Section," "this subsection," and words of similar import, refer only to the Sections or subsections hereof in which such words occur. The word "including" (in its various forms) means "including without limitation." Pronouns in masculine, feminine, or neuter genders shall be construed to state and include any other gender and words, terms, and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. Unless the context otherwise requires, all defined terms contained herein shall include the singular and plural forms of such defined terms.

                                   ARTICLE II.
                              PURCHASE OF THE NOTES

         SECTION 2.1 PURCHASE OF THE NOTES.

         (a) Subject to the terms and conditions herein set forth, the Company will sell to Purchasers, and Purchasers will purchase from the Company, the Notes in the following amounts, and at the following times;

                  (1) Two (2) Notes, each in the original principal amount of $1.5 million (one purchased by each Purchaser) within two (2) business days after receipt by the Company of a written notice signed by the Administrative Lender to the effect that the lenders signatory to the Credit Agreement agree to forebear from pursuing any remedy for breach by the Company of the terms of the Credit Agreement for a period of eight (8) weeks from the date of such notice; and

                  (2) Two (2) Notes, each in the original principal amount of $3.5 million (one purchased by each Purchaser) within two (2) business days after execution and delivery to the Company of an amendment to the Credit Agreement which is satisfactory to the Company and the Purchasers.

         (b) The purchase price payable for each Note shall be equal to the sum of the original principal amount of such Note (the "Purchase Price").

         (c) Delivery of the Notes to Purchasers shall be made at each Closing against payment of the Purchase Price therefor as provided herein.

         (d) Payment of the Purchase Price for the Notes to be purchased hereunder shall be made by or on behalf of Purchasers by wire transfer of immediately available funds to an account of the Company.


                                  ARTICLE III.
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Purchasers as follows (in each case as qualified by matters reflected on the disclosure schedule dated as of the date of this Agreement by reference to the Section of this Agreement so qualified and delivered by the Company to Purchasers prior to the date of this Agreement (the "Company Disclosure Schedule") and made a part hereof by reference):

         SECTION 3.1 ORGANIZATION, STANDING AND CORPORATE POWER. Each of the Company and each of its Subsidiaries is a corporation or other entity validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized and has the requisite corporate or other such entity power and authority to own its properties and carry on its business as now being conducted. Each of the Company and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or to be in good standing, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The Company has delivered to Purchasers prior to the execution of this Agreement complete and correct copies of its Certificate of Incorporation and Bylaws and, in the case of the Company's Material Subsidiaries, made available similar organizational documents in each case, as in effect on the date of this Agreement.

         SECTION 3.2 SUBSIDIARIES. Schedule 3.2 of the Company Disclosure Schedule sets forth a true and complete list, as of the date hereof, of each Material Subsidiary of the Company, together with the jurisdiction of incorporation or organization and the percentage of each Material Subsidiary's outstanding share capital (or other voting or equity securities or interests, as applicable) owned by the Company or another Subsidiary of the Company. All the outstanding shares of share capital (or other voting or equity securities or interests, as applicable) of each Material Subsidiary of the Company have been validly issued and are fully paid and nonassessable (with respect to corporate Subsidiaries) and are owned directly or indirectly by the Company, free and clear of all Liens except for Permitted Liens.

         SECTION 3.3 CAPITAL STRUCTURE.

         (a) The authorized Capital Stock of the Company consists of 100,000,000 shares of Common Stock, of which, as of the date of this Agreement, (A) 22,422,943 shares of Common Stock are issued and outstanding, (B) 4,980,124 shares of Common Stock are held by the Company in its treasury and (C) no shares of Common Stock are held by any of the Company's Subsidiaries.

         (b) There are no outstanding warrants, stock options or stock appreciation rights or other rights to receive or purchase any Capital Stock of the Company or any of its Subsidiaries granted under the Stock Plans or otherwise except as set forth in Schedule 3.3(b) of the Company Disclosure Schedule (such warrants, share or stock options, shares or stock appreciation rights or other rights disclosed thereon, collectively, the "Company Options"). Except as set forth in Schedule 3.3(b) of the Company Disclosure Schedule and except as provided in the Transaction Documents, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, any Capital Stock of the Company or of any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except as set forth in
Schedule 3.3(b) of the Company Disclosure Schedule, there are no outstanding obligations of the Company or any of its Subsidiaries (contingent or otherwise) to repurchase, redeem or otherwise acquire any Capital Stock of the Company or any of its Subsidiaries or any security exchangeable for or convertible into such Capital Stock. All of the Company's Stock Plans are listed on Schedule 3.3(b).

         (c) All outstanding Capital Stock of the Company and its Subsidiaries are, and all shares which may be issued upon (i) conversion of any of the Notes issued, (ii) payment of interest on any of the Notes issued, or (iii) exercise of the Options will be, when issued and upon delivery of the exercise price, if any, payable with respect thereto, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive or similar rights.

         (d) Except as contemplated hereby or in the other Transaction Documents or as set forth in Schedule 3.3(d) of the Company Disclosure Schedule, there are not any registration rights agreements, shareholder agreements, voting agreements or trusts, proxies or other agreements or contractual obligations to which the Company is a party or bound with respect to the registration with any Government Entity, or the voting or disposition of any Capital Stock of the Company.

         SECTION 3.4 AUTHORITY; NO VIOLATIONS; APPROVALS.

         (a) The Board by a vote of not less than a majority of the "Continuing Directors" (as defined in the Company's Certificate of Incorporation) holding office as of such date expressly approved, in advance of the acquisition of the Notes, the Underlying Shares and such other acquisition of the Company's securities as are contemplated by this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby. The Company has all requisite corporate power and authority to enter into this Agreement and each of the other Transaction Documents and to consummate each of the transactions and perform each of the obligations contemplated hereby and thereby. The execution and delivery of this Agreement and each of the other Transaction Documents and the consummation of each of the transactions and the performance of each of the obligations contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement and the other Transaction Documents have been duly executed and delivered by the Company except the Notes, which will be duly executed and delivered by the Company upon payment of the Purchase Price therefor. Assuming this Agreement and each of the other Transaction Documents to which Purchasers are a party constitute the valid and binding obligations of Purchasers, this Agreement and each of the other Transaction Documents constitutes or in the case of the Notes, when issued and delivered will constitute, a valid and binding obligation of the Company enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (b) Except as set forth in Schedule 3.4(b) of the Company Disclosure Schedule, the execution and delivery of this Agreement and each of the other Transaction Documents does not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, require the consent of any other Person to or result in any violation of, or default (with or without notice or lapse of time, or both) under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under any provision of (A) the Certificate of Incorporation or Bylaws or any provision of the comparable organizational documents of any of the Company's Subsidiaries, (B) any loan or credit agreement, note, bond, mortgage, indenture or other contract or agreement arrangement or understanding to which the Company or any of its Subsidiaries is a party or otherwise is bound or by which any of them or their respective properties are bound or (C) assuming the Approvals referred to in Section 3.4(c) are duly and timely obtained or made, any Law or Order applicable to the

Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clause (B) or (C), any such violations, defaults, rights, Liens or detriments, that, individually or in the aggregate,
(x) could not reasonably be expected to have a Material Adverse Effect, (y) could not reasonably be expected to impair the ability of the Company to perform its obligations under any of the Transaction Documents in any material respect, and (z) could not reasonably be expected to delay in any material respect or prevent the consummation of any of the transactions, or performance of the obligations, contemplated by any of the Transaction Documents.

         (c) No Approval from any Governmental Entity is required by or with respect to the Company in connection with the execution and delivery of this Agreement or any other Transaction Document by the Company or the consummation by the Company of the transactions contemplated hereby or thereby, except for:
(A) such Approvals as may be required by any applicable state securities or "blue sky" laws; and (B) any such Approvals the failure of which to be made or obtained (1) could not reasonably be expected to have a Material Adverse Effect,
(2) could not reasonably be expected to impair the ability of the Company to perform its obligations under any of the Transaction Documents in any material respect and (3) could not reasonably be expected to delay in any material respect or prevent the consummation of any of the transactions contemplated by any of the Transaction Documents.

         SECTION 3.5 SEC DOCUMENTS.

         (a) The Company has made available to Purchasers a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by the Company with the SEC since December 31, 1999 (the "Company SEC Documents"), which are all the documents (other than preliminary materials) that the Company was required to file with the SEC since December 31, 1999. As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents contained as of their respective dates any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (b) The financial statements of the Company included in the Company SEC Documents, including the notes and schedules thereto, complied as to form in all material respects with the rules and regulations of the SEC with respect thereto, were prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of the Company and its consolidated Subsidiaries for the periods presented therein in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring adjustments) applied on a consistent basis during the periods presented.

         SECTION 3.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in Schedule 3.6 of the Company Disclosure Schedule and in correspondence and discussions among representatives of the Company and the Purchasers, from November 30, 2000 to the date of this Agreement, there has not been any event, circumstance or fact that (x) could reasonably be expected to have a Material Adverse Effect, (y) could reasonably be expected to impair the ability of the Company to perform its obligations under any of the Transaction Documents in any material respect, or (z) could reasonably be expected to delay in any material respect or prevent the consummation of any of the transactions contemplated by any of the Transaction Documents.

         SECTION 3.7 NO DEFAULT. Except as disclosed in Schedule 3.7 of the Company Disclosure Schedules, neither the Company nor any of its Subsidiaries is in default or violation (and, to the Knowledge of the Company, no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the Certificate of Incorporation or Bylaws of the Company or the comparable organizational documents of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture or any other contract, agreement, arrangement or understanding to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets is bound, or (iii) any Order or Law applicable to the Company or any of its Subsidiaries, except in the case of clause (ii) and (iii), for violations or defaults that, individually or in the aggregate, (x) could not reasonably be expected to have a Material Adverse Effect, (y) could not reasonably be expected to impair the ability of the Company to perform its obligations under any of the Transaction Documents in any material respect, and
(z) could not reasonably be expected to delay in any material respect or prevent the consummation of any of the transactions contemplated by any of the Transaction Documents.

         SECTION 3.8 COMPLIANCE WITH APPLICABLE LAWS.

         (a) The Company and each of its Subsidiaries has in effect all Approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses, and there has occurred no default or violation under any such Approval, except for failures to obtain, or for defaults or violations under, Approvals which failures, defaults or violations, individually or in the aggregate, (i) could not reasonably be expected to have a Material Adverse Effect, (ii) could not reasonably be expected to impair the ability of the Company to perform its obligations under any of the Transaction Documents in any material respect, and (iii) could not reasonably be expected to delay in any material respect or prevent the consummation of any of the transactions contemplated by any of the Transaction Documents.

         (b) Except as otherwise disclosed in the Company SEC Documents, the Company and its Subsidiaries are in compliance with all applicable Laws and Orders, except for possible noncompliance which, individually or in the aggregate, (i) could not reasonably be expected to have a Material Adverse Effect, (ii) could not reasonably be expected to impair the ability of the Company to perform its obligations under any of the Transaction Documents in any material respect, and (iii) could not reasonably be expected to delay in any material respect or prevent the consummation of any of the transactions contemplated by any of the Transaction Documents.

         SECTION 3.9 LITIGATION. Except as disclosed in the Company SEC Documents or Schedule 3.9 of the Company Disclosure Schedule, to the knowledge of the Company, there is no suit, action, proceeding or indemnification claim, at law or in equity, pending before any Governmental Entity or arbitrator, or, to the Knowledge of the Company, threatened against the Company or any Subsidiary of the Company ("Litigation") except for litigation that, individually or in the aggregate, (x) could not reasonably be expected to have a Material Adverse Effect, (y) could not reasonably be expected to impair the ability of the Company to perform its obligations under any of the Transaction Documents in any material respect, and (z) could not reasonably be expected to delay in any material respect or prevent the consummation of any of the transactions contemplated by any of the Transaction Documents.

         SECTION 3.10 STATUS OF NOTES. The issuance and sale of the Notes and the reservation and issuance of the Underlying Shares have been duly authorized by all necessary corporate action on the part of the Company, and the issuance and sale of the Notes and the issuance of the Underlying Shares are not and will not be subject to preemptive rights of any Person.

         SECTION 3.11 TAX RETURNS AND TAX PAYMENTS. The Company and each of its Subsidiaries has timely filed all returns, reports or statements required to be filed with any Governmental Entity with respect to Taxes ("Tax Returns") required to be filed by it, and all such Tax Returns are true, correct and complete in all material respects and all Taxes shown thereon to be due have been paid, except where the failure to so have timely filed, to be true, correct or complete or to have paid such Taxes has not had and could not reasonably be expected to have a Material Adverse Effect. No claim for unpaid Taxes has been asserted in writing by a tax authority or has become a Lien (except for Permitted Liens) against the property of the Company or any of its Subsidiaries. No audit of any Tax Return of the Company or any of its Subsidiaries is being conducted by a tax authority, which audit reasonably could be expected to have a Material Adverse Effect, and no extension of the statute of limitations on the assessment of any material Taxes has been granted by the Company or any of its Subsidiaries and currently is in effect. Neither the Company nor any of its Subsidiaries is a party to, is bound by, or has any obligation under any tax sharing or allocation agreement or similar agreement or arrangement, other than as among the Company and its Subsidiaries. For purposes of this Agreement, "Tax" means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, premium, withholding, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any Governmental Entity.

         SECTION 3.12 EMPLOYEE BENEFIT PLANS. Except as otherwise disclosed in the Company SEC Documents or Schedule 3.12 of the Company Disclosure Schedule:

                  (a) all employee benefit plans and arrangements covering employees of the Company and its Subsidiaries (collectively, the "Benefit Plans") are listed in the Company SEC Documents or Schedule
         3.12 of the Company Disclosure Schedule and complete copies of all material Benefit Plans, including all amendments, have been made available to Purchasers;

                  (b) to the extent applicable, the Benefit Plans comply, in all material respects, with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, and any Benefit Plan intended to be qualified under Section 401(a) of the Code satisfies the requirements of such Section, has been determined by the Internal Revenue Service to be so qualified and has not, since such determination, been amended or, operated in a way which would adversely affect such qualified status;

                  (c) each Benefit Plan has been maintained and administered in all material respects in compliance with its terms and with ERISA and the Code to the extent applicable thereto; and

                  (d) all contributions required to be made as of the date hereof to the Benefit Plans have been made, except in each case as, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect.

Except as disclosed in Schedule 3.12 of the Company Disclosure Schedule, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (i) require the Company to make a larger contribution to, or pay greater benefits under, any Benefit Plan than it otherwise would, (ii) create or give rise to additional vested rights or service credits under any Benefit Plan, or (iii) result in all or any part of any payments made, or that may become payable as a result of the transactions contemplated by the Agreement, by the Company not to be deductible by the payor under sections 280G or 162(m) of the Code;

         SECTION 3.13 LABOR MATTERS. Except as set forth in Schedule 3.13 of the Company Disclosure Schedule or in the Company SEC Documents:

                  (a) there is no unfair labor practice charge or grievance arising out of a collective bargaining agreement or other grievance procedure against the Company or any of its Subsidiaries or any proceeding or investigation relating to the Company's or any Subsidiary's compliance with immigration law pending, or, to the Knowledge of the Company, threatened, that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect;

                  (b) there is no strike, dispute, slowdown, work stoppage or lockout pending, or, to the Knowledge of the Company, threatened, against or involving the Company or any of its Subsidiaries that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect; or

                  (c) there is no proceeding, claim, suit, action or governmental investigation pending or, to the Knowledge of the Company threatened, in respect to which any current or former director, officer, employee or agent of the Company or any of its Subsidiaries is or may be entitled to claim indemnification from the Company or any of its Subsidiaries pursuant to (a) the Certificate of Incorporation or Bylaws of the Company, (b) any provision of the comparable charter or organizational documents of any of its Subsidiaries, (c) any indemnification agreement to which the Company or any Subsidiary of the Company is a party or (d) applicable Law.

         SECTION 3.14 INTANGIBLE PROPERTY. The Company and its Subsidiaries possess or have adequate rights to use all trademarks, trade names, patents, service marks, brand marks, brand names, computer programs, databases, industrial designs and copyrights necessary for the operation of the businesses of each of the Company and its Subsidiaries (collectively, the "Intangible Property"), except where the failure to possess or have adequate rights to use such properties, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect. All of the Intangible Property is owned or licensed by the Company or its Subsidiaries free and clear of any and all Liens, except those that, individually or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any such Subsidiary has forfeited or otherwise relinquished any Intangible Property which forfeiture, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.14, the use of the Intangible Property by the Company or its Subsidiaries does not conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including any trademark, patent, service mark, copyright or any pending application therefor of any other person and there have been no claims made and neither the Company nor any of its Subsidiaries has received any notice of any claim or otherwise knows that any of the Intangible Property is invalid or conflicts with the asserted rights of any other person or has not been used or enforced or has failed to have been used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of the Intangible Property, except for any such conflict, infringement, violation, interference, claim, invalidity, abandonment, cancellation or unenforceability that, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect.

         SECTION 3.15 INSURANCE. The Company maintains insurance in such amounts, with such deductibles and exclusions, and covering such risks as are in accordance with industry practice for companies engaged in businesses similar to those of the Company and each of its Subsidiaries (taking into account the cost and availability of such insurance).

         SECTION 3.16 NO BROKERS OR FINDERS. No agent, broker, finder or investment or commercial banker, or other Person or firm engaged by or acting on behalf of the Company in connection with the negotiation, execution or performance of this Agreement is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby, other than any such fees or commissions that have been disclosed to Purchasers in the Company Disclosure Schedule and as to which the Company shall have full responsibility.

         SECTION 3.17 AMENDMENT TO RIGHTS AGREEMENT; BOARD APPROVAL. The Board has taken all necessary action to amend (such amendment referred to herein as the "Rights Agreement Amendment") the Rights Agreement dated April 16, 1991 between the Company and AmeriTrust Company, N.A., as Agent (the "Rights Agreement"), so that none of the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby (including the conversion of the Notes, the payment of interest thereon in Common Stock, or exercise of the Options) will cause (i) the rights issued pursuant to the Rights Agreement to become exercisable under the Rights Agreement or (ii) the distribution of Rights Certificates (as defined in the Rights Agreement). The Board has, by resolution duly adopted and approved this Agreement and the other Transaction Documents, and such approval constitutes approval for purposes of Section 203 of the General Corporation Law of the State of Delaware, so that consummation of the transactions contemplated hereby and by the other Transaction Documents does not cause Purchasers to become subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware as a result of said transactions. The Board has duly adopted the resolution set forth on EXHIBIT "B" hereto renouncing any interest or expectancy in certain specified business opportunities.


                                   ARTICLE IV.
                  REPRESENTATIONS AND WARRANTIES OF PURCHASERS

         Each Purchaser represents and warrants to the Company as follows:

         SECTION 4.1 AUTHORITY; APPROVALS.

         (a) (i) Each of the Purchasers has full power and authority to enter into this Agreement and each of the other Transaction Documents to which he is a party and to consummate each of the transactions and perform each of the obligations hereof and thereof applicable to such Purchaser, (ii) this Agreement and each of the other Transaction Documents to which he is a party have been duly executed and delivered by him or on his behalf and, assuming the accuracy of the representations and warranties of the Company in Section 3.4 hereof, constitutes the valid and legally binding obligations of such Purchaser, enforceable against him in accordance with their respective terms, subject as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); (iii) execution and delivery of this Agreement and the other Transaction Documents, including the purchase of the Notes does not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not, require the consent of any other Person, or conflict with or violate any duties owed by Purchasers to any other Person or Law applicable to him in a manner that could reasonably be expected to impair the ability of the Purchaser to perform his obligations under any of the Transaction Documents in any material respect or could reasonably be expected to delay in any material respect or prevent the consummation of any of the transaction, or performances of the obligations, contemplated by any of the Transaction Documents.

         (b) No Approval from any Governmental Entity is required by or with respect to such Purchaser in connection with the execution and delivery by such Purchaser of this Agreement or any other Transaction Document to which he is a party or the consummation by such Purchaser of the transactions contemplated hereby or thereby.

         SECTION 4.2 EXEMPT OFFERING. Each Purchaser acknowledges that the Notes to be acquired by such Purchaser hereunder have not been registered under the Securities Act and are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the representations of the Purchasers contained herein.

         SECTION 4.3 DISCLOSURE OF INFORMATION. Each Purchaser believes that he has received all the information he considers necessary or appropriate for deciding whether to purchase the Notes. Each Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering and the Notes and the business, properties, prospects and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Purchaser or to which the Purchaser had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Article 3.

         SECTION 4.4 INVESTMENT INTENT. The Notes to be acquired by each Purchaser hereunder and any Underlying Shares to be acquired upon the exercise, conversion or exchange of such Note are being acquired for his own account, not as a nominee or agent, for investment and with no present intention of distributing or reselling such Notes or Underlying Shares or any part thereof or interest therein.

         SECTION 4.5 TRANSFER RESTRICTIONS. Subject to any restrictions in the Notes, if such Purchaser should decide to dispose of any portion of the Notes to be purchased by him or any Underlying Shares to be issued to him upon the exercise or exchange of such Note, such Purchaser understands and agrees that he may do so only pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act. In connection with any offer, resale, pledge or other transfer (individually and collectively, a "Transfer") of any Note(s) or Underlying Shares other than pursuant to an effective registration statement, the Company may require that the transferor of such Note(s) or Underlying Shares provide to the Company an opinion of counsel which opinion shall be reasonably satisfactory in form and substance to the Company, to the effect that such Transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable state or foreign securities Laws. Such Purchaser agrees to the imprinting, so long as appropriate, of substantially the following legend on certificates representing the Note to be acquired by such Purchaser hereunder and any Underlying Shares:

                  THE SECURITIES (THE "SECURITIES") EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES THAT IT WILL NOT OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER (INDIVIDUALLY AND COLLECTIVELY, A "TRANSFER") THE SECURITIES EVIDENCED HEREBY, EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. IF THE PROPOSED TRANSFER IS TO BE MADE OTHER

         THAN PURSUANT TO CLAUSE (A) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AND THE TRANSFER AGENT SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY STATE OR FOREIGN SECURITIES LAW.

         The legends set forth above may be removed if and when the Note(s) or Underlying Shares, as the case may be, represented by such certificate are disposed of pursuant to an effective registration statement under the Securities Act or the opinion of counsel referred to above has been provided to the Company. Such Purchaser agrees that, in connection with any Transfer of securities by him pursuant to an effective registration statement under the Securities Act, he will comply with all prospectus delivery requirements of the Securities Act. The Company makes no representation, warranty or agreement as to the availability of any exemption from registration under the Securities Act with respect to any resale of a Note or Underlying Shares.

         SECTION 4.6 PURCHASER STATUS. Each such Purchaser represents and warrants to, and covenants and agrees with the Company that (i) at the time he was offered the Note(s) to be acquired by such Purchaser hereunder, he was, and
(ii) at the date hereof, he is, an accredited investor as defined in Rule 501(a) under the Securities Act, and has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the Company and an investment in such Note, and is able to bear the economic risk of such investment.

         SECTION 4.7 NO BROKERS OR FINDERS. No agent, broker, finder or investment or commercial banker, or other Person or firm engaged by or acting on behalf of such Purchaser in connection with the negotiation, execution or performance of this Agreement is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement, other than any such fees or commissions that have been disclosed to the Company and as to which such Purchaser shall have full responsibility.

         SECTION 4.8 OWNERSHIP OF SHARES. Except as set forth in the Schedule 13D filed by Purchaser with the SEC, neither Purchaser nor any of their Affiliates is the beneficial owner of any Capital Stock in the Company.

         SECTION 4.9 FINANCING. Upon the terms and subject to the conditions of this Agreement, the Purchasers have available to them all funds necessary to satisfy its obligations to purchase the Notes hereunder.

                                   ARTICLE V.
                                   COVENANTS

         SECTION 5.1 CORPORATE OPPORTUNITIES. Until the earlier of (a) March 9, 2006, and (b) such date on which neither Harris J. Pappas or Christopher J. Pappas is a director, officer, employee or consultant of the Company, the Board shall not suspend or restrict the resolutions set forth on EXHIBIT "B" hereto relating to the Company's renouncement of any interest in certain specified business opportunities.

         SECTION 5.2 APPROVALS. The Company and Purchasers each agree to cooperate and use all commercially reasonable efforts to obtain (and will promptly prepare all registrations, filings and applications, requests and notices preliminary to) (a) all Approvals that may be necessary or which may be reasonably requested by the Company or Purchasers to consummate the transactions contemplated by this Agreement and the other Transaction Documents, and (b) the forbearance letter and the amendment to the Credit Agreement contemplated by
Section 2 hereof.

         SECTION 5.3 BOARD OF DIRECTORS.

         (a) The Company shall take, or cause to be taken, such action as may be necessary or advisable to ensure that immediately following the Closing the Board shall consist of eleven directorships and that Harris J. Pappas and Christopher J. Pappas shall each be appointed as a member of the Board of Directors to fill such newly created vacancy to hold office until the Company's 2002 annual meeting. Upon the occurrence of the first vacancy in the Board of the Company after the date hereof, Purchasers shall be entitled to name a nominee to fill such vacancy and subject to the reasonable objection of the Board of Directors, the nominee of the Purchasers shall be appointed to fill such vacancy.

         (b) At any meeting of the shareholders of the Company held in 2002 for the purpose of electing directors of the Company, the Purchasers shall be entitled to nominate for election to the Board, and the Company shall use its reasonable best efforts to cause to be nominated for election to the Board that number of individuals such that the aggregate number of directors on the Board that were nominated by the Purchasers after giving effect to the election of such nominees shall equal (i) two directors, prior to the time the first vacancy occurring after the date hereof occurs, and (ii) three directors thereafter.

         SECTION 5.4 STANDSTILL. The Purchasers agree that they, together with their Affiliates and Associates and any 13d Group of which they are a part, shall not Beneficially Own any Voting Stock or Common Stock of the Company in excess of the Maximum Percentage Ownership until such time as neither of the Purchasers is a director, officer, employee or consultant of the Company, at which time this covenant shall be of no further force or effect whatsoever.

         SECTION 5.5 USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Notes for working capital and for general corporate purposes, and not for the purpose of purchasing or otherwise acquiring securities.

                                   ARTICLE VI.
                                     CLOSING

         SECTION 6.1 CLOSING. Each purchase and sale of the Notes to be purchased by Purchasers hereunder (each a "Closing") will take place at the offices of the Company at 2211 N.E. Loop 410, San Antonio, Texas, at 10:00 a.m., local time, on the dates specified in Section 2.1(b) hereof, or on such other date as mutually agreed to by the parties hereto. The date on which each purchase and sale of Notes occurs is herein referred to as a "Closing Date."

         SECTION 6.2 ACTIONS TO OCCUR..

         (a) On March 9, 2001, Purchasers shall deliver to the Company the following:

                  (i) Employment Agreements. The Employment Agreement of each Purchaser, duly executed by such Purchaser.

                  (ii) Stock Options. The Options to each Purchaser, duly executed by such Purchaser.

                  (iii) Registration Rights Agreement. The Registration Rights Agreement, duly executed by the Purchasers.

         (b) On March 9, 2001, the Company shall deliver to Purchasers the following:

                  (i) Employment Agreements. The Employment Agreement of each Purchaser, duly executed by the Company.

                  (ii) Stock Options. The Options to each Purchaser, duly executed by the Company.

                  (iii) Registration Rights Agreement. The Registration Rights Agreement, duly executed by the Company.

                  (iv) Rights Agreement Amendment. A true and correct copy of the Rights Agreement Amendment, duly executed by the Company.

                  (v)   Board Resolutions. Copies of resolutions referred to in
         Section 3.17 of this Agreement and adopted by the Board of Directors relating to Section 203 of the General Corporation Law of the State of Delaware and renouncing the Company's interest or expectancy in certain specified business opportunities, in each case certified by the Company's Secretary.

                  (vi) Opinion of Company Counsel. An Opinion of Cauthorn Hale Hornberger Fuller Sheehan Becker & Beiter, outside counsel for the Company, dated March 9, 2001, to the effect set forth in EXHIBIT "C" with respect to all matters therein other than the Notes.

         (c) At each Closing, Purchasers shall deliver to the Company an amount equal to the Purchase Price for the Notes then being purchased in accordance with Article II, and the Company shall deliver to Purchasers the Notes being purchased.

         SECTION 6.3 CONDITION TO CLOSING.

         (a) The obligation of Purchasers under this Agreement to Purchase the Notes will be subject to the following conditions:

                  (i) Purchasers shall have received on each Closing Date a certificate, dated such Closing Date and signed by an executive officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects as of such Closing Date and that the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before such Closing Date.

                  (ii) Purchasers shall have received on March 9, 2001 an opinion of Cauthorn Hale Hornberger Fuller Sheehan Becker & Beiter, outside counsel for the Company, dated March 9, 2001, to the effect set forth in EXHIBIT "C" hereto with respect to the Notes.

         (b) The obligation of the Company under the Agreement to issue the Notes will be subject to the following condition:

                  (i) The Company shall have received each Closing Date a certificate, dated such Closing Date and signed by each Purchaser, to the effect that the representations and warranties of the Purchasers contained in this Agreement are true and correct in all material respects as of the Closing Date and that the Purchasers have complied in all material respects with all of the agreements and satisfied all of the conditions on their parts to be performed or satisfied on or before such Closing Date.

         (c) The obligations of Purchasers and the Company to purchase and issue the Notes, respectively as contemplated hereby are subject to the satisfaction on or prior to each Closing Date of the following conditions:

                  (i) No temporary restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the purchase and sale of the Notes contemplated hereby shall be in effect.

                  (ii) No action shall have been taken nor any statute, rule, or regulation shall have been enacted by any governmental entity that makes the purchase and sale of the Notes contemplated hereby illegal.

                                  ARTICLE VII.
                                  MISCELLANEOUS

         SECTION 7.1 SURVIVAL OF PROVISIONS.

         (a) The representations and warranties of the Company and Purchasers made herein or in any other Transaction Document shall remain operative and in full force and effect pursuant to their terms, until March 1, 2002; provided that such representations and warranties shall survive as to any claim or demand made prior to their termination date until such claim or demand is fully paid or otherwise resolved by the parties hereto in writing or otherwise.

         (b) The covenants and agreements of the Company and Purchasers contained in this Agreement that, by their terms, are to be performed or complied with after the Closing Date will survive until the later of (i) March 1, 2002 and (ii) the period specified herein with respect to such covenant or agreement; and provided, further, that such covenants and agreements shall survive as to any claim or demand made prior to their termination date until such claim or demand is fully paid or otherwise resolved by the parties hereto in writing or otherwise.

         SECTION 7.2 NO WAIVER; MODIFICATION IN WRITING. No failure or delay on the part of the Company or a Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Without limiting the rights that any party may have for fraud under common law, the remedies provided for herein are cumulative and are the exclusive remedies available to the Company or Purchasers at law or in equity. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Company, on the one hand, and Purchasers or their permitted assigns, on the other hand, provided that notice of any such waiver shall be given to each party hereto as set forth below. Any amendment, supplement or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on any party hereto in any case shall entitle the other party to any other or further notice or demand in similar or other circumstances.

         SECTION 7.3 SPECIFIC PERFORMANCE. The parties recognize that in the event the Company or Purchasers should refuse to perform under the provisions of this Agreement or any other Transaction Document, monetary damages alone will not be adequate. Purchasers or the Company, as the case may be, shall therefore be entitled, in addition to any other remedies which may be available, including money damages, to obtain specific performance of the terms of this Agreement. In the event of any action to enforce this Agreement or any other Transaction Document specifically, the Company and Purchasers hereby waive the defense that there is an adequate remedy at law.

         SECTION 7.4 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of applicable law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated herein are consummated as originally contemplated to the fullest extent possible.

         SECTION 7.5 PARTIES IN INTEREST. This Agreement shall be binding upon and, except as provided below, inure solely to the benefit of each party hereto and their successors and assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         SECTION 7.6 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Purchasers:

                  Harris J. Pappas and Christopher J. Pappas
                  642 Yale
                  Houston, Texas  77007

with a copy to:

                  Frank Markantonis
                  645 Heights Blvd.
                  Houston, Texas  77007

and

                  Fulbright & Jaworski, L.L.P.
                  1301 McKinney, Suite 5100
                  Houston, Texas  77010-3095
                  Attn:  Charles H. Still

If to Luby's:

                  Luby's, Inc.
                  2211 Northeast Loop 410
                  San Antonio, Texas 78217-4673
                  Attention:  Chairman of the Board
with a copy to:

                  Cauthorn Hale Hornberger Fuller
                  Sheehan Becker & Beiter Incorporated
                  700 N. St. Mary's Street, Suite 600
                  San Antonio, Texas  78205
                  Attention:  Drew R. Fuller, Jr.

         Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt. All notices, requests or instructions given in accordance herewith shall be deemed received on the date of delivery, if hand delivered, on the date of receipt, if telecopied, three Business Days after the date of mailing, if mailed by registered or certified mail, return receipt requested, and one Business Day after the date of sending, if sent by Federal Express or other recognized overnight courier.

         SECTION 7.7 COUNTERPARTS. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         SECTION 7.8 ENTIRE AGREEMENT. This Agreement (which term shall be deemed to include the Exhibits and Schedules hereto and the other certificates, documents and instruments delivered hereunder) and the other Transaction Documents constitute the entire agreement of the parties hereto and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. There are no representations or warranties, agreements, or covenants other than those expressly set forth in this Agreement and the other Transaction Documents.

         SECTION 7.9 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW PROVISIONS.

         SECTION 7.10 PUBLIC ANNOUNCEMENTS. The Company, on the one hand, and Purchasers, on the other, shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby, except for statements required by Law or by any listing agreements with or rules of any national securities exchange or the National Association of Securities Dealers, Inc., or made in disclosures reasonably determined as required to be filed pursuant to the Securities Act or the Exchange Act.

         SECTION 7.11 HEADINGS. The headings of this Agreement are for convenience of reference only and are not part of the substance of this Agreement.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer as of the date first written above.

                                        LUBY'S, INC.

                                        By:
                                           ---------------------------------
                                           Robert T. Herres
                                           Chairman of the Board


                                        PURCHASERS:


                                        ------------------------------------
                                        Harris J. Pappas



                                        ------------------------------------
                                        Christopher J. Pappas